Exhibit 5.1


                           Weil, Gotshal & Manges LLP
                   767 Fifth Avenue o New York, NY 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                 January 4, 2006



EpiCept Corporation
270 Sylvan Avenue
Englewood Cliffs, New Jersey  07632


Ladies and Gentlemen:

           We have acted as counsel to EpiCept Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (as amended, the "S-8 Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of 797,080 shares (the "Shares") of common stock, par value $0.0001 per share, of the Company. The Shares are to be sold by the Company pursuant to its 1995 Employee Stock Option Plan (the "Plan"), to be filed as Exhibit 4.1 to the S-8 Registration Statement.

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Plan, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the S-8 Registration Statement and pursuant to the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.

                                              Very truly yours,

                                              /s/ WEIL, GOTSHAL & MANGES LLP